Exhibit 99.1

News Release

Wabtec Reports 2Q Results, Updates Guidance; Raises 2019 GAAP Cash From Operations To About $900 Million

WILMERDING, PA, July 30, 2019 – Wabtec Corporation (NYSE: WAB) today reported earnings per diluted share of $0.54 and adjusted earnings per diluted share of $1.06 in the 2019 second quarter (see reconciliation table). The company generated GAAP cash from operations of $413 million for the quarter and raised its 2019 GAAP cash from operations guidance to about $900 million. Wabtec also updated its full-year guidance for sales of about $8.3 billion and adjusted earnings per diluted share to between $4.10 to $4.20.

Rafael Santana, Wabtec’s president and chief executive officer, said: “Our second quarter results demonstrate a solid operating performance, with strong cash from operations and margin improvement, enabling significant debt reduction. In light of conditions in the North American freight market, we have accelerated our cost reductions and synergy initiatives. We are already beginning to reap strategic benefits from the merger of Wabtec and GE Transportation, completed just a few months ago.

“We are confident the company’s diverse business model, focus on aftermarket and services, technology capabilities and global presence will generate long-term growth. We believe our efforts to improve costs, including a synergy target of $250 million by year four following the merger, will drive significant, long-term value for our customers and shareholders.”

2019 Second Quarter Consolidated Results

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GAAP sales were $2.24 billion; adjusted sales were $2.25 billion including accounting policy harmonization. The increase compared to the year-ago quarter resulted mainly from sales from GE Transportation.

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Income from operations was $201 million and adjusted income from operations was $320 million (14.2% of adjusted sales). Adjusted income from operations excluded pre-tax expenses of $119 million related to the GE Transportation merger, as follows: $89 million for one-time, non-cash purchase price accounting charges and $31 million for transaction and restructuring costs (see reconciliation table). In addition to the expenses noted above, the company also had pre-tax expense of $56 million for non-cash, recurring purchase price accounting charges related to GE Transportation merger which is not added back to adjusted income from operations.

•	Net interest expense was $59 million, with adjusted net interest expense of $55 million.

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Income tax expense was $41 million for an effective tax rate of 28.7%. Excluding the net tax benefit from transaction costs related to the GE Transportation merger, adjusted income tax expense was $65 million for an adjusted effective tax rate of about 24.5%.

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Earnings per diluted share were $0.54 and adjusted earnings per diluted share were $1.06 (see reconciliation table). Adjusted earnings per diluted share excluded after-tax expenses of $0.52 per diluted share related to the GE Transportation merger, as follows: $0.35 for one-time, non-cash purchase price accounting charges; $0.14 for transaction and restructuring costs; and $0.03 for increased tax expense for non-deductible transaction costs (see reconciliation table). In addition to the expenses noted above, the company also had after-tax expense of $0.22 per diluted share for non-cash, recurring purchase price accounting charges which is not added back to adjusted earnings per diluted share.

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EBITDA, which Wabtec defines as income from operations plus depreciation and amortization, was $308 million and adjusted EBITDA was $428 million. Adjusted EBITDA excluded pre-tax expenses of $119 million related to the GE Transportation merger, as follows: $89 million for one-time, non-cash purchase price accounting charges and $31 million for transaction and restructuring costs (see reconciliation table).

2019 Second Quarter Segment Results

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Freight segment sales increased by 262% or $1.08 billion; the increase resulted from acquisitions of $1.1 billion which more than offset an organic decrease of $34 million and unfavorable changes in foreign currency exchange rates of $6 million. Freight segment income from operations of $152 million was reduced by $99 million due to the merger-related expenses noted above. Excluding those expenses, income from operations as a percent of sales was 16.6%.

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Transit segment sales increased by 6% or $43 million; the increase resulted from organic sales growth of $81 million and acquisitions of $3 million, which was partially offset by unfavorable changes in foreign currency exchange rates of $41 million. Income from operations as a percent of sales was 9.6% mainly due to operating leverage from higher sales.

Cash Flow Summary

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The company generated cash from operations of $413 million for the second quarter compared to cash from operations of $44 million in the year-ago quarter, with the increase resulting from improved working capital performance and increased customer deposits. In the 2019 second quarter, cash from operations was reduced by about $20 million as a result of costs related to the GE Transportation merger.

•	At June 30, the company had cash and cash equivalents of $461 million and debt of $4.63 billion. Total debt was about $330 million lower than at March 31 due to repayment of debt during the quarter.

Backlog

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At June 30, Wabtec’s total, multi-year backlog was $22.6 billion, and its 12-month backlog was $5.9 billion, slightly lower than at March 31 as increased aftermarket and transit orders were more than offset by the timing of OEM orders and changes in foreign currency exchange rates.

2019 Financial Guidance and Pro Forma Financial Information

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Wabtec updated 2019 GAAP sales guidance of about $8.3 billion, GAAP income from operations guidance of about $800 million and GAAP earnings per diluted share guidance to between $2.20 to $2.30 due to refined estimates for purchase price accounting charges and transaction and restructuring costs. Wabtec updated guidance for EBITDA, which Wabtec defines as income from operations plus depreciation and amortization, of about $1.3 billion.

•	Wabtec updated 2019 adjusted sales guidance of about $8.3 billion, adjusted EBITDA, of about $1.6 billion, and adjusted income from operations of about $1.2 billion. Wabtec also

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updated its guidance for adjusted earnings per diluted share between $4.10 to $4.20. The adjusted guidance excludes estimated expenses for the GE Transportation merger for transaction and restructuring costs, one-time purchase price accounting charges, and non-cash accounting policy harmonization. Excluding these expenses, the company’s adjusted operating margin target for the full year is about 14% and its effective tax rate for the full year is expected to be about 24%. This guidance also includes a net synergy benefit of about $20 million for 2019.

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In addition to the expenses noted above, the company also expects after-tax expense of about $0.80 per diluted share for non-cash, recurring purchase price accounting charges which are not added back to adjusted earnings per share.

•	For the year, Wabtec expects GAAP cash flow from operations to be about $900 million including expenses of about $100 million related to the GE Transportation merger.

Update on General Electric Company Stock Ownership

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Wabtec issued 47.8 million shares to GE in the GE Transportation merger, 25.3 million of which GE sold in the market in the second quarter of 2019. GE has informed Wabtec that it is considering seeking to liquidate the balance of its stock holdings in the current quarter, subject to market conditions. While there can be no assurance that this will happen or the timing, Wabtec believes it would be beneficial to the Company.

Conference Call Information

Wabtec will host a call with analysts and investors at 10 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section, or to the old Wabtec website at www.wabtec.com and click on “Webcasts” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 412-317-0088 (passcode: 466#).

About Wabtec Corporation

Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail. Drawing on nearly four centuries of collective experience across Wabtec, GE Transportation and Faiveley Transport, the company has unmatched digital expertise, technological innovation, and world-class manufacturing and services, enabling the digital-rail-and-transit ecosystems. Wabtec is focused on performance that drives progress, creating transportation solutions that move and improve the world. The freight portfolio features a comprehensive line of locomotives, software applications and a broad selection of mission-critical controls systems, including Positive Train Control (PTC). The transit portfolio provides highly engineered systems and services to virtually every major rail transit system around the world, supplying an integrated series of components for buses and all train-related market segments that deliver safety, efficiency and passenger comfort.    Along with its industry-leading portfolio of products and solutions for the rail and transit industries, Wabtec is a leader in mining, marine, and industrial solutions. Based in Wilmerding, PA, Wabtec has approximately 27,000 employees in facilities throughout the world. Visit: www.WabtecCorp.com or www.wabtec.com

News Release

Information about non-GAAP 2019 Financial Guidance and Forward-Looking Statements

Wabtec’s earnings release and 2019 financial guidance mention certain non-GAAP financial performance measures, including adjusted sales, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted income from operations and adjusted earnings per diluted share. Wabtec defines EBITDA as income from operations plus depreciation and amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this presentation have inherent material limitations as performance measures because they add back certain expenses incurred by the company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition by Wabtec of GE Transportation (the “transaction”) and statements regarding Wabtec’s expectations about future sales and earnings. All statements, other than historical facts, including statements regarding the expected benefits of the transaction, including future financial and operating results, the tax consequences of the GE Transportation transaction, and the combined company’s plans, objectives, expectations and intentions; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from GE Transportation merger; (2) uncertainty of the expected financial performance of the combined company; (3) failure to realize the anticipated benefits of the transaction, including as a result of integrating GE Transportation into Wabtec; (4) the ability of the combined company to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies of the combined company; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected

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timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact

Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact

Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Second Quarter 2019	Second Quarter 2018	For the Six Months 2019	For the Six Months 2018
Net sales	$2,236,284	$1,111,680	$3,829,901	$2,167,857
Cost of sales	(1,621,608)	(787,713)	(2,826,208)	(1,533,009)

Gross profit	614,676	323,967	1,003,693	634,848
Gross profit as a % of Net Sales	27.5%	29.1%	26.2%	29.3%

Selling, general and administrative expenses	(290,959)	(171,157)	(550,682)	(318,358)
Engineering expenses	(57,120)	(19,388)	(91,665)	(41,437)
Amortization expense	(65,960)	(9,899)	(93,402)	(20,251)

Total operating expenses	(414,039)	(200,444)	(735,749)	(380,046)
Operating expenses as a % of Net Sales	18.5%	18.0%	19.2%	17.5%

Income from operations	200,637	123,523	267,944	254,802
Income from operations as a % of Net Sales	9.0%	11.1%	7.0%	11.8%

Interest expense, net	(58,560)	(31,920)	(103,129)	(52,204)
Other income (expense), net	2,177	2,171	(6,051)	4,757

Income from operations before income taxes	144,254	93,774	158,764	207,355

Income tax expense	(41,400)	(10,503)	(59,923)	(36,627)
Effective tax rate	28.7%	11.2%	37.7%	17.7%

Net income	102,854	83,271	98,841	170,728

Less: Net loss attributable to noncontrolling interest	1,381	1,145	922	2,054

Net income attributable to Wabtec shareholders	$104,235	$84,416	$99,763	$172,782

Earnings Per Common Share Basic
Net income attributable to Wabtec shareholders	$0.58	$0.88	$0.66	$1.80

Diluted
Net income attributable to Wabtec shareholders	$0.54	$0.87	$0.61	$1.79

Basic	177,348	95,992	149,553	95,867

Diluted	191,453	96,575	162,155	96,471

Segment Information
Freight Net Sales	$1,493,949	$412,258	$2,370,383	$791,812
Freight Income from Operations	$151,978	$84,347	$227,188	$153,969
Freight Operating Margin	10.2%	20.5%	9.6%	19.4%

Transit Net Sales	$742,335	$699,422	$1,459,518	$1,376,045
Transit Income from Operations	$71,211	$57,975	$130,144	$126,059
Transit Operating Margin	9.6%	8.3%	8.9%	9.2%

	June 30, 2019	March 31, 2019
Backlog Information (Note: 12-month is a sub-set of total)
Freight Total	$18,765,452	$19,466,111
Transit Total	3,847,812	3,795,200

Wabtec Total	$22,613,264	$23,261,311

Freight 12-Month	$3,793,877	$4,061,260
Transit 12-Month	2,058,914	2,048,707

Wabtec 12-Month	$5,852,791	$6,109,967

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited June 30, 2019	December 31, 2018
In thousands
Cash and cash equivalents	$461,371	$580,908
Restricted cash	—	1,761,446
Receivables, net	1,707,409	1,146,778
Inventories	1,881,791	844,886
Current assets - other	178,569	115,649

Total current assets	4,229,140	4,449,667
Property, plant and equipment, net	1,646,097	563,737
Goodwill	8,150,671	2,396,544
Other intangibles, net	4,364,356	1,129,880
Other long term assets	552,329	109,406

Total assets	$18,942,593	$8,649,234

Current liabilities	$3,211,315	$1,646,690
Long-term debt	4,528,768	3,792,774
Long-term liabilities - other	1,367,353	340,695

Total liabilities	9,107,436	5,780,159
Shareholders’ equity	9,801,760	2,865,131
Non-controlling interest	33,397	3,944

Total shareholders’ equity	$9,835,157	$2,869,075

Total Liabilities and Shareholders’ Equity	$18,942,593	$8,649,234

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Unaudited Six Months Ended June 30,
	2019	2018
In thousands
Net cash provided by operating activities	$443,924	$67,904
Net cash used for investing activities	(3,040,364)	(69,100)
Net cash provided by financing activities	726,108	22,764
Effect of changes in currency exchange rates	(10,651)	(9,395)

(Decrease) increase in cash	(1,880,983)	12,173
Cash, cash equivalents, and restricted cash, beginning of period	2,342,354	233,401

Cash, cash equivalents, and restricted cash, end of period	$461,371	$245,574

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation

Reconciliation of Reported Results to Adjusted Results

(in millions)

	Second Quarter 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Consolidated Q2 Actual As Reported	$2,236.3	$614.7	$(414.0)	$200.6	$(56.4)	$(41.4)	$102.8	$1.4	$104.2	$0.54
Restructuring & Transaction costs	—	—	31.4	31.4	3.5	(8.4)	26.5	—	26.5	$0.14
One-time PPA	—	89.0	—	89.0	—	(21.5)	67.5	—	67.5	$0.35
Policy Harmonization	17.0	(10.0)	9.0	(1.0)	—	0.2	(0.8)	—	(0.8)	$(0.00)
Tax on Transaction Costs	—	—	—	—	—	5.7	5.7	—	5.7	$0.03

Adjusted Results	$2,253.3	$693.7	$(373.6)	$320.0	$(52.9)	$(65.4)	$201.7	$1.4	$203.1	$1.06

Fully Diluted Shares Outstanding										191.5

Wabtec Corporation

Reconciliation of Reported Results to Adjusted Results

(in millions)

	Year-to-Date 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$3,829.9	$1,003.7	$(735.7)	$267.9	$(109.2)	$(59.9)	$98.8	$0.9	$99.7	$0.61
Restructuring & Transaction costs	—	—	90.3	90.3	17.9	(26.2)	82.0	—	82.0	$0.50
One-time PPA	—	169.0	—	169.0	—	(40.9)	128.1	—	128.1	$0.79
Policy Harmonization	64.0	4.0	9.0	13.0	—	(3.1)	9.9	—	9.9	$0.06
Tax on Transaction Costs	—	—	—	—	—	23.7	23.7	—	23.7	$0.15

Adjusted Results	$3,893.9	$1,176.7	$(636.4)	$540.2	$(91.3)	$(106.4)	$342.5	$0.9	$343.4	$2.11

Fully Diluted Shares Outstanding										162.2

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation

2019 Q2 EBITDA Reconciliation

(in millions)

	Income from Operations	Depreciation	Amortization	EBITDA (Income from Operations plus Depreciation & Amortization)
Consolidated Q2 Actual As Reported	$200.6	$41.8	$66.0	$308.4
Transaction and Restructuring Costs	31.4	—	—	31.4
One-time PPA Charges	89.0	—	—	89.0
Policy Harmonization	(1.0)	—	—	(1.0)

Adjusted Results	$320.0	$41.8	$66.0	$427.8

Set forth below is a reconciliation of the 2019 guidance to the adjusted guidance included in this press release. We believe that the adjusted guidance provides useful supplemental information to assess our forecasted results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s guidance presented in accordance with GAAP.

Wabtec Corporation

Reconciliation of Guidance to Adjusted Guidance *

(in billions)

	Revenue	Income from Operations	Depreciation & Amortization	EBITDA (Income from Operations plus Depreciation & Amortization)
2019 Guidance	$8.3	$0.8	$0.5	$1.3
Transaction and Restructuring Costs	—	0.1	—	0.1
One-time PPA Charges	—	0.2	—	0.2
Policy Harmonization	0.1	0.1	—	0.1

2019 Adjusted Guidance	$8.3	$1.2	$0.5	$1.6

*

Net Income and Earnings Per Diluted Share (“EPS”) will be impacted by a variety of uncertainties including revisions to purchase price accounting, final transaction costs, and mix of operations affecting accounting harmonization. The Company does not further reconcile Income from Operations to Net Income due to the inherent difficulty, without unreasonable efforts, in forecasting and quantifying with reasonable accuracy the foregoing significant items required for the reconciliation. On a GAAP basis, Net Income is estimated to range from $390 million to $410 million, with an EPS range of $2.20 to $2.30. On an adjusted basis, Net Income is estimated to range from $725 million to $740 million, and EPS of $4.10 to $4.20.